Exhibit 99.1

Media relations:

Victoire Grux

Tel.: +33 6 04 52 16 55

victoire.grux@capgemini.com

Investor relations:

Vincent Biraud

Tel.: +33 1 47 54 50 87

vincent.biraud@capgemini.com

Capgemini to acquire WNS to create a global leader

in Agentic AI-powered Intelligent Operations

•	Creation of a leader in Intelligent Operations to capture enterprise investment in Agentic AI to transform their end-to-end business processes

•	Acquisition of a leading player in Digital BPS (Business Process Services) to combine capabilities and scale to address the strategic opportunity driven by Agentic AI

•	Transaction immediately accretive to Capgemini’s revenue growth and operating margin

•	Expected accretion to Capgemini’s normalized EPS of 4% before synergies in 2026, and 7% post-synergies in 2027

•	Definitive transaction agreement entered into pursuant to which Capgemini will acquire WNS for a cash consideration of 76.50 USD per share

•	Transaction unanimously approved by the board of directors of both companies and expected to close by the end of the year

Paris, July 7, 2025—Capgemini (Euronext Paris: CAP), a global business and technology transformation partner, and WNS (NYSE: WNS), a leading digital-led business transformation and services company, today announced that they have entered into a definitive transaction agreement pursuant to which Capgemini will acquire WNS for a cash consideration of 76.50 USD per WNS share, which represents a premium of 28% to the last 90-day average1 share price, of 27% to the last 30-day average1 share price and a premium of 17% to the last closing share price on July 3, 2025. The total cash consideration will amount to $3.3 billion, excluding WNS net financial debt2. The transaction will be accretive to Capgemini’s normalized EPS by 4% before synergies in 2026 and 7% post synergies in 2027. The transaction has been unanimously approved by both Capgemini’s and WNS’ Boards of Directors.

“Enterprises are rapidly adopting Generative AI and Agentic AI to transform their operations end-to-end. Business Process Services will be the showcase for Agentic AI. Capgemini’s acquisition of WNS will provide the Group with the scale and vertical sector expertise to capture that rapidly emerging strategic opportunity created by the paradigm shift from traditional BPS to Agentic AI-powered Intelligent Operations,” comments Aiman Ezzat, Chief Executive Officer of Capgemini. “Together we will create a leader in Intelligent Operations, uniquely positioned to support organizations in their AI-powered business process transformation, blending the critical capabilities needed from consulting, technology and platforms to deep process and industry expertise. This will address the client needs for Agentic AI-driven process transformation to deliver efficiency and agility through hyper-automation while achieving superior business outcomes.

[1]	Volume-weighted average
[2]	Net financial debt of WNS was negligible as at March 31, 2025

1

WNS brings to the Group its high growth, margin accretive and resilient Digital Business Process Services, which is the springboard to Intelligent Operations, while further increasing our exposure to the US market. Immediate cross-selling opportunities will be unlocked through the integration of our complementary offerings and clients. I am looking forward to welcoming the WNS global team to Capgemini.”

“As a recognized leader in the Digital Business Process Services space, we see the next wave of transformation being driven by intelligent, domain-centric operations that unlock strategic value for our clients. Organizations that have already digitized are now seeking to reimagine their operating models by embedding AI at the core—shifting from automation to autonomy,” said Keshav R. Murugesh, Chief Executive Officer of WNS. “By combining our deep domain and process expertise with Capgemini’s global reach, cutting-edge Gen AI and Agentic AI capabilities, a robust partner ecosystem, and advanced technology platforms, we are creating a powerful proposition that accelerates enterprise reinvention. WNS’ complementary portfolio of horizontal and industry-specific solutions will significantly enhance Capgemini’s rapidly growing Business Services footprint, enabling next-generation, data-driven operations across sectors. Just as importantly, our shared values, cultural alignment, and complementary client relationships ensure a seamless integration—unlocking exciting opportunities for innovation, co-creation, and growth across all stakeholder groups.”

“WNS and Capgemini share a bold, future-focused vision for Intelligent Operations. I’m confident that Capgemini is the ideal partner at the right time in WNS’ journey to extend our capabilities, accelerate innovation, and establish a leadership position in this rapidly evolving market,” said Timothy L. Main, Chairman of WNS Board of Directors. “This marks a pivotal chapter in WNS’ growth—enhancing the resilience and agility of our clients through advanced AI-driven solutions, creating sustained value for our investors, and opening up new avenues for our employees to thrive within a global technology powerhouse.”

WNS, a leader in the resilient high-growth and margin accretive Digital BPS market

WNS is a leading and trusted business transformation and services partner that uniquely blends deep industry knowledge with business process management, technology, analytics and AI expertise to create market differentiation for clients. With digital-led transformation solutions deployed to clients across 8 industries where it deploys its highly automated platforms to deliver stronger business outcomes, WNS is a leader in Digital Business Process Services (BPS). This operating model enables strategic engagements that are critical to clients’ daily operations materialized in long-term contracts with recurring revenues streams. Through an expanded ecosystem of partners and network of delivery centers, WNS serves a large portfolio of blue-chip clients, such as3 United Airlines, Aviva, M&T Bank, Centrica and McCain Foods.

The high-quality business model of WNS, supported by non-linear pricing models and superior profitability has driven a c.+9% constant currency revenue growth on average over the last 3 fiscal years4, to reach $1,266 million of revenue5 in fiscal year 20254 with an 18.7%6 operating margin.

Global organizations are in constant need of strategic partners to support their transformation to enhance efficiency and accelerate growth. This continues to be a key driver of the Digital BPS market and WNS targets revenue growth of +7% to +11% for FY2026.

[3]	Clients of WNS based on public domain information
[4]	WNS fiscal year ends March 31. Last 3 fiscal years end March 2025.
[5]	Revenue represents revenue less repair payments
[6]	WNS “Adjusted operating profit” restated to expense amortization of intangible assets (software) above operating margin to conform to Capgemini’s definition of operating margin.

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Immediate unlocking of value

This transaction will position Capgemini as a leader in Digital BPS blending horizontal and vertical process expertise, with a global footprint. With combined revenues of €1.9 billion in 2024 in Digital BPS, this will strengthen Capgemini’s ability to accompany clients on their business and technology transformation journeys.

The mix of WNS and Capgemini’s complementary offerings and clients will immediately unlock cross-selling opportunities. It will also lay down the foundations to build the capabilities to seize the Intelligent Operations strategic market opportunity.

Intelligent Operations—Agentic AI creates a paradigm shift that opens a strategic opportunity

The largest opportunity for global organizations to create value with Gen AI and Agentic AI lies in the fundamental redesign of their operations and business processes. It will attract a significant share of their AI investments as they seek to become AI-powered companies to lead their market. This is creating demand for a new type of business process services: Intelligent Operations.

Intelligent Operations answers these business needs, providing a consulting-led approach to transform and operate horizontal and vertical business processes leveraging Gen AI and Agentic AI. It addresses clients’ goal of efficiency, speed and agility through process hyper-automation, while significantly improving business outcomes by combining data, AI and digital.

AI technologies trigger a paradigm shift in delivering business process services: from labor-intensive services to being consulting-led and tech-driven. In parallel, client focus has shifted from efficiency gains toward end-to-end value creation and business outcomes, opening opportunities to add non-linear revenues (i.e. transaction-based, subscription-based or outcome-based models). This is creating a rapidly growing market opportunity.

Combining the capabilities and scale required to lead in Intelligent Operations

Both Capgemini and WNS are already pioneering Intelligent Operations. Capgemini with its consulting-led end-to-end transformation of processes, advanced AI tools and technology stacks, and BPS platforms, while WNS has developed a set of sector-specific AI-led solutions recently augmented by the acquisition of Kipi.ai7 to strengthen its data, analytics and AI capabilities.

The combination of Capgemini and WNS will act as a catalyst to lead in Intelligent Operations providing the required scale and unique set of capabilities from Strategy & Transformation consulting, to horizontal and sector expertise, platform offerings to deep AI and technology capabilities.

This combination will also leverage the significant investments made by Capgemini in AI through training, offers and its 25 strategic partnerships, including Microsoft, Google, AWS, Mistral AI and NVIDIA. The Group’s leadership is recognized by its clients, with over €900 million of Gen AI bookings in 2024, and by market analysts such as Forrester, IDC and ISG.

This transaction will reinforce Capgemini as a business and transformation partner to those enterprises who want to become AI-powered businesses.

Value creation

Based on calendar year 2024 published information, the combined entities would have generated a revenue of €23.3 billion at a 13.6% operating margin6 in 2024.

The Group expects accretion to normalized EPS, before synergies from the combination, of 4% in 2026.

[7]	See https://ir.wns.com/news-releases/news-release-details/wns-acquires-kipiai-expand-data-analytics-ai-capabilities

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Capgemini expects revenue synergies run-rate of €100 million to €140 million by the end of 2027. Costs and operating model synergies are anticipated to reach an annual pretax run-rate of between €50 million and €70 million by the end of 2027.

With the benefits of these synergies, the accretion on normalized earnings per share should reach 7% in 2027.

Smooth integration

WNS and Capgemini have a natural cultural fit and share common values that will facilitate a smooth integration of the teams, helped by the Group’s track record of successful integrations. Furthermore, the integration will be straightforward into Capgemini’s Global Business Services activities.

Key transaction terms and timeline

The contemplated transaction will be implemented by way of a Court-sanctioned scheme of arrangement under the laws of Jersey. The transaction has been unanimously approved by both Capgemini’s and WNS’ Boards of Directors.

The transaction is subject to approval by the Royal Court of Jersey and WNS’ shareholders, as well as to receipt of customary regulatory approvals and other conditions. The closing of the transaction is expected to occur by the end of the year.

Full details of the terms and conditions of the transaction are set out in the transaction agreement, which may be obtained, free of charge, on the SEC’s website (http://www.sec.gov) when available, and WNS’ website at https://www.WNS.com.

Financing

Capgemini has secured a bridge financing of €4.0 billion, covering the purchase of securities ($3.3 billion), as well as the gross debt and similar obligations8 of around $0.4 billion and the €0.8 billion Capgemini bond redeemed in June 2025.

The Group plans to refinance the bridge with available cash for around €1.0 billion and the balance by debt issuance.

Q2 and H1 2025 performance

The Group expects Q2 2025 year-on-year growth at constant currency to be slightly better than the -0.4% reported in Q1 2025. The Group also expects for H1 2025 the operating margin to be stable year-on-year at 12.4%.

Due to the nature and timing of this announcement, the actual Q2 and H1 2025 performance may slightly differ from the above-mentioned expectations. H1 2025 publication will take place as planned on July 30, 2025.

Outlook

Capgemini’s financial targets for 2025 do not take into account this transaction and are therefore unchanged:

•	Revenue growth of -2.0% to +2.0% at constant currency;

•	Operating margin of 13.3% to 13.5%;

•	Organic free cash flow of around €1.9 billion.

[8]	Including considerations to be paid in connection with Restricted Share Units

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Conference call

Aiman Ezzat, Chief Executive Officer, accompanied by Nive Bhagat, Chief Financial Officer, will comment on this announcement during two audio webcasts (in English only) to be held today:

•	at 8.00 a.m. Paris time (CET)

•	for “listen-only” participants: https://edge.media-server.com/mmc/p/npdpfjyy

•	for investors and financial analysts who wish to take part in the Q&A session, please pre-register on the following link to receive the dial-in information

•	and at 3.00 p.m. Paris time (CET)

•	for “listen-only” participants: https://edge.media-server.com/mmc/p/y5nk6iup

•	for investors and financial analysts who wish to take part in the Q&A session, please pre-register on the following link to receive the dial-in information

Replays of both calls will be available, from the same links, shortly after the event and for a period of one year.

All documents relating to this publication will be posted on the Capgemini investor website at https://investors.capgemini.com/en/.

IMPORTANT NOTICE

This announcement is for information purposes only and is not intended to and does not constitute or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction in contravention of applicable law. In connection with the Transaction, WNS will provide to its shareholders and file with the U.S. Securities and Exchange Commission (the “SEC”) a circular relating to the Transaction (the “scheme document”) and may also file other documents with the SEC.

The scheme document will contain the full terms and conditions of the Transaction, including details with respect to the WNS shareholder vote in respect of the Transaction and will be sent or otherwise disseminated to WNS’ shareholders and will contain important information about the Transaction and related matters. Any decision in respect of, or other response to, the Transaction should be made only on the basis of the information contained in the scheme document.

SHAREHOLDERS OF WNS ARE ADVISED TO READ THE SCHEME DOCUMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

The scheme document and other relevant documents may be obtained, free of charge, on the SEC’s website (http://www.sec.gov), when available. WNS’ shareholders may obtain free copies of the scheme document once it is available from WNS by going to WNS’ website at https://www.wns.com.

PARTICIPANTS IN THE SOLICITATION

Capgemini, WNS and certain of their respective directors and officers may be deemed participants in the solicitation of proxies of WNS’ shareholders in connection with the Transaction. Additional information regarding the foregoing persons, including their direct and indirect interests, by security holdings or otherwise, will be set forth in the scheme document and other relevant documents to be filed with the SEC. WNS’ shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of WNS in WNS’ periodic reports filed with the SEC available on WNS’ website at https://www.wns.com, and regarding the directors and officers of Capgemini in Capgemini’s most recent Universal Registration Document (Document d’Enregistrement Universel) available on Capgemini’s website (https://www.capgemini.com/us-en/).

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FORWARD LOOKING STATEMENTS

Certain information in this announcement, as well as oral statements made regarding the Transaction, and other information published by WNS, Capgemini or any member of the Capgemini Group contain statements which are, or may be deemed to be “forward-looking statements”, including, but not limited to, the acceleration of Capgemini and WNS’ growth and the value-additive nature of the Transaction for Capgemini shareholders. The words “anticipates”, “expects”, “believes”, “intends, “estimates”, “plans”, “projects”, “may”, “would”, “will”, “should”, “continue”, or the negative of these terms and similar expressions are intended to identify forward-looking statements. Such forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Capgemini, any member of the Capgemini Group, including WNS and its subsidiaries following the Transaction (“Post-Transaction Group”) shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. The forward looking statements contained in this announcement relate to Capgemini, any member of the Capgemini Group or the Post-Transaction Group’s future prospects, developments and business strategies, the expected timing and scope of the Transaction and other statements other than historical facts. For a discussion of some of the risks and important factors that could affect such forward-looking statements, please refer, without limitations, to the risks identified in Capgemini’s most recent Universal Registration Document (Document d’Enregistrement Universel) available on Capgemini’s website (https://www.capgemini.com/us-en/). Factors which could have a material adverse effect on the Company’s operations and future prospects include, but are not limited to, the following risks relating to the Transaction, including in respect of the satisfaction of closing conditions to the Transaction on a timely basis or at all, including the ability to obtain required regulatory approvals and the required scheme shareholder approval; unanticipated difficulties and/or expenditures relating to the Transaction and any related financing; uncertainties as to the timing of the Transaction; litigation relating to, or other challenges to, the Transaction; the impact of the Transaction on each company’s business operations (including the threatened or actual loss of employees, clients or suppliers); the inability to obtain, or delays in obtaining cost savings and synergies from the Transaction; incurrence of unexpected costs and expenses in connection with the Transaction; risks related to changes in the financial, equity and debt markets; and risks related to political, economic and market conditions. In addition, the risks to which WNS’ business is subject, including those risks described in WNS’ periodic reports filed with the SEC, could adversely affect the Transaction and, following the completion of the Transaction, the Company’s operations and future prospects. New risks and uncertainties emerge from time to time, and it is not possible for Capgemini and WNS to predict or assess the impact of every factor that may cause actual results to differ from those contained in any forward-looking statements.

Specifically, statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature involve, risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. Due to the scale of the Post-Transaction Group, there may be additional changes to the Post-Transaction Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

Forward-looking statements contained herein are only based upon currently available information and speak only as of the date of this announcement, and Capgemini expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Capgemini’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Past performance is not a reliable indicator of future results and should not be relied upon for any reason.

The anticipated financial impact of the acquisition of WNS and any references to future financial performance should not be viewed as management guidance. Actual results may differ from the statements set forth herein and such differences may be material.

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ABOUT CAPGEMINI

Capgemini is a global business and technology transformation partner, helping organizations to accelerate their dual transition to a digital and sustainable world, while creating tangible impact for enterprises and society. It is a responsible and diverse group of 340,000 team members in more than 50 countries. With its strong over 55-year heritage, Capgemini is trusted by its clients to unlock the value of technology to address the entire breadth of their business needs. It delivers end-to-end services and solutions leveraging strengths from strategy and design to engineering, all fueled by its market leading capabilities in AI, generative AI, cloud and data, combined with its deep industry expertise and partner ecosystem. The Group reported 2024 global revenues of €22.1 billion.

Get the Future You Want | www.capgemini.com

ABOUT WNS

WNS is a digital-led business transformation and services company. WNS combines deep domain expertise with talent, technology, and AI to co-create innovative solutions for over 600 clients across various industries. WNS delivers an entire spectrum of solutions including industry-specific offerings, customer experience services, finance and accounting, human resources, procurement, and research and analytics to re-imagine the digital future of businesses. As of March 31, 2025, WNS had 64,505 professionals across 64 delivery centers worldwide including facilities in Canada, China, Costa Rica, India, Malaysia, the Philippines, Poland, Romania, South Africa, Sri Lanka, Turkey, the United Kingdom, and the United States.

For more information, visit www.wns.com

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